Exhibit 99.1

OnDeck Announces Record OnDeck Marketplace Sales in Second Quarter

Updates Guidance for Second Quarter 2015

NEW YORK, July 15, 2015 /PRNewswire/ — OnDeck® (NYSE: ONDK), a leading platform for small business lending, today announced that in the quarter ended June 30, 2015 it sold a record $143.0 million1 of loans through OnDeck Marketplace®, a platform that enables institutional investors to purchase small business loans originated by OnDeck.

The record Marketplace sales reflected robust institutional investor demand and OnDeck’s previously announced goal to expand its Marketplace platform. The $143.0 million in loans sold in the second quarter is a 55% increase over the $92.1 million1 of Marketplace sales in the first quarter of 2015. Contributing to the Marketplace growth in the second quarter was a $51.9 million1, single-transaction portfolio sale to a leading global investment firm that was executed at record gain-on-sale levels for the platform. As with prior Marketplace transactions, OnDeck retained the servicing rights on all the loans sold in the second quarter.

“We believe institutional investors are increasingly seeking exposure to short-term business loans, as evidenced by the opportunity we had in the second quarter to grow our Marketplace business on very attractive terms,” said Howard Katzenberg, chief financial officer, OnDeck.  “The portfolio sale supports our long-term diversified funding strategy, is a natural extension of Marketplace and demonstrates the appeal of OnDeck’s loans and our platform to institutional investors. It also provides a useful template for continuing to meet the significant institutional demand for Marketplace loans, as we anticipate executing similar portfolio sales quarterly going forward depending upon market conditions.”

In the second quarter, 19% of the loans sold through Marketplace were loans originated prior to the second quarter that were previously designated as loans held for investment. Accordingly, in addition to the gain to be booked on the loan sales, there will be a corresponding release of loan loss reserves in the second quarter for the above-described 19% of loans sold.

To the extent that large portfolio sales continue in addition to historical OnDeck Marketplace transactions, the percentage of originations financed through OnDeck Marketplace is expected to exceed the company’s previous guidance of 25% to 30% of term loan origination volume.

Updated Guidance for Second Quarter 2015
OnDeck provided the following updated guidance for the three months ended June 30, 2015.

Second Quarter 2015

•	Gross revenue between $62.5 million and $63.5 million, including gain on sale between $11.0 million and $12.0 million

•	Adjusted EBITDA[2] between $8.0 million and $9.0 million

•	GAAP net income between $4.0 million and $5.0 million

OnDeck expects that several of its key financial and operating metrics for the second quarter, including unpaid principal balance, average loans and metrics derived therefrom, will also be impacted by the record Marketplace sales.

In addition, OnDeck expects to update its near-term Marketplace percentage guidance and full year 2015 financial guidance when it reports its second quarter 2015 financial results on Monday, August 3, 2015, after the market close. The company will host a conference call to discuss the results at 5:00 p.m. ET that same day.

The event will be webcast live on the company’s Investor Relations website or can be accessed toll free by dialing (877) 201-0168 for calls within the U.S., or by dialing (647) 788-4901 for international calls, and using conference ID 80861672.

1 Amounts represent unpaid principal balance of loans. They exclude net deferred origination costs.
2 See “About Non-GAAP Financial Measures” below.

About OnDeck
OnDeck (NYSE: ONDK), a leading platform for small business loans, is committed to increasing Main Street's access to capital. OnDeck uses advanced lending technology and analytics to assess creditworthiness based on actual operating performance and not solely on personal credit. The OnDeck Score®, the company's proprietary small business credit scoring system, evaluates thousands of data points to deliver a credit decision rapidly and accurately. Small businesses can apply for a line of credit or term loan online in minutes, get a decision immediately and receive funds in as fast as the same day. OnDeck also partners with small business service providers, enabling them to connect their customers to OnDeck financing. OnDeck's diversified loan funding strategy enables the company to fund small business loans from various credit facilities, securitization and the OnDeck Marketplace®, a platform that enables institutional investors to purchase small business loans originated by OnDeck.

Since 2007, OnDeck has deployed more than $2 billion to more than 700 different industries in all 50 U.S. states, and also makes small business loans in Canada. The company has an A+ rating with the Better Business Bureau and operates the website BusinessLoans.com which provides credit education and information about small business financing. On December 17, 2014, OnDeck started trading on the New York Stock Exchange under the ticker ONDK.

For more information, please visit www.ondeck.com and follow OnDeck on Twitter @OnDeckCapital.

About Non-GAAP Financial Measures
This press release includes Adjusted EBITDA, which is a financial measure not calculated or presented in accordance with United States generally accepted accounting principles, or GAAP.  We believe this non-GAAP measure provides useful supplemental information for period-to-period comparisons of our business and can assist investors and others in understanding and evaluating our operating results.  However, this non-GAAP measure should not be considered in isolation or as an alternative to any measures of financial performance calculated and presented in accordance with GAAP.  Other companies may calculate this or similarly titled non-GAAP measures differently than we do.  See "Non-GAAP Reconciliation" later in this press release for a description of Adjusted EBITDA and a reconciliation to net income, the most directly comparable financial measure prepared in accordance with GAAP.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other legal authority. Forward-looking statements can be identified by words such as "will," "enables," "expects," "allows," "continues," "believes," "anticipates," "estimates" or similar expressions. These include statements regarding the prospects for OnDeck Marketplace, the composition of loans sold through Marketplace, possible current and future demand by institutional investors for our loans, the possibility of future larger loan sale transactions similar to the one announced today and our guidance on gross revenue, Adjusted EBITDA, GAAP net income and the reconciling items relating to Adjusted EBITDA for the second quarter of 2015.  Forward-looking statements are neither historical facts nor assurances of future performance. They are based only on our current beliefs, expectations and assumptions regarding the future of our business, anticipated events and trends, the economy and other future conditions. As such, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and in many cases outside our control. In addition, the forward looking financial metrics are only preliminary estimates and are subject to change. Because OnDeck’s closing procedures and related review for the quarter ended June 30, 2015 are not yet complete, they are subject to a number of additional risks, uncertainties and assumptions that may prove incorrect, any of which could cause our results to differ materially from those expressed or implied by such forward-looking metrics. Therefore, you should not rely on any of these forward-looking statements. Our expected results may not be achieved, and actual results may differ materially from our expectations. Important factors that could cause actual results to differ from our forward-looking statements are the risks that institutional investors do not participate, or continue participating, in OnDeck Marketplace as currently expected, that we are unable to make future larger loan sale transactions on terms favorable to us or at all, that OnDeck Marketplace will not meet or exceed the company’s prior guidance as a percentage of term loan origination volume and other risks, including risks relating to our ability to attract potential customers to our platform; the degree to which potential customers apply, are approved and actually borrow from us; our future financial performance, including our expectations regarding our revenue, cost of revenue, gross profit or gross margin, operating expenses, ability to generate cash flow, and ability to achieve, and maintain, future profitability; anticipated trends, growth rates and challenges in our business and in the markets in which we operate; the ability of our customers to repay loans; our continuing efforts to implement certain additional compliance measures related to our funding advisor channel and their potential impact; changes in product distribution channel mix; our ability to anticipate market needs and develop new and enhanced products and services to meet those needs; interest rates and origination fees on loans; maintaining and expanding our customer base; the impact of competition in our industry and innovation by our competitors; our anticipated growth and growth strategies, including through the possible introduction of new products and the possible expansion in existing or new international markets, and our ability to effectively manage that growth and our expenses; our ability to sell our products and expand; our reputation and possible adverse publicity about us or our industry; the availability and cost of our funding; our failure to anticipate or adapt to future changes in our industry; our ability to hire and retain necessary qualified employees to expand our operations; the impact of any failure of our solutions; our reliance on our third-party service providers; the evolution of technology affecting our products, services and markets; our compliance with applicable local, state and federal laws, rules and regulations and their application and interpretation, whether existing, modified or new; our ability to adequately protect our intellectual property; the effect of litigation or other disputes to which we are or may be a party; the increased expenses and administrative workload associated with being a public company; failure to maintain an effective system of internal controls necessary to accurately report our financial results and prevent fraud; our liquidity and working capital requirements; the estimates and estimate methodologies used in preparing our consolidated financial statements; the future trading prices of our common stock, the impact of securities analysts' reports and shares eligible for future sale on these prices; and our ability to prevent or discover security breaks, disruption in service and comparable events that could compromise the personal and confidential information held in our data systems, reduce the attractiveness of the platform or adversely impact our ability to service the loans; and other risks including those described in our Annual Report on Form 10-K for the year ended December 31, 2014 under the heading "Risk Factors" and in other documents that we file with the Securities and Exchange Commission, or SEC, from time to time which are available on the SEC website at www.sec.gov. Except as required by law, we undertake no duty to update the information in this press release.

Investor Contact:
Kathryn Harmon Miller
646.558.7860
kmiller@ondeck.com

Media Contact:
Sophie Fischman
FleishmanHillard
212.453.2137
Sophie.fischman@fleishman.com

OnDeck, the OnDeck logo, OnDeck Score and OnDeck Marketplace are trademarks of On Deck Capital, Inc.

Non-GAAP Reconciliation

Three Months Ended June 30, 2015
(in millions)
Adjusted EBITDA
Net loss	$4.0 to $5.0
Adjustments:
Corporate interest expense	$0.0 to $0.2
Income tax expense	$0.0
Depreciation and amortization	$1.4 to $1.8
Stock-based compensation expense	$2.1 to $2.5
Warrant liability fair value adjustment	$0.0
Adjusted EBITDA[2,3]	$8.0 to $9.0

1 Based on preliminary estimates subject to change. See “Safe Harbor Statement” above.

2 Adjusted EBITDA represents our net income (loss), adjusted to exclude interest expense associated with debt used for corporate purposes (rather than funding costs associated with lending activities), income tax expense, depreciation and amortization, stock-based compensation expense and warrant liability fair value adjustment.

3 Where a range is presented for a reconciling item, the reconciliation is calculated based on the midpoint of the range.